Exhibit 10.11

FIRST AMENDMENT TO MARKETING AGREEMENT

This FIRST AMENDMENT TO MARKETING AGREEMENT (the “Amendment”) is dated and effective as of July 27, 2017 (the “Amendment Date”), by and between NOCIMED, INC. a Delaware corporation with its principal place of business at 370 Convention Way, Redwood City, CA 94063 (“Nocimed”), and NUVASIVE, INC., a Delaware corporation with its principal place of business at 7475 Lusk Boulevard, San Diego, CA 92121 (“NuVasive”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Marketing Agreement (as defined below).

WHEREAS, the parties previously entered into that certain Marketing Agreement, dated February 18, 2015 (the “Marketing Agreement”); and

WHEREAS, the parties now desire to amend the Marketing Agreement in certain respects on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.       AMENDMENT.

(a)         Section 2.1(a) of the Marketing Agreement is hereby amended and restated in its entirety as follows:

“Activities: NuVasive shall use its commercially reasonable efforts to promote and market the Technology worldwide during the Term. The parties shall mutually share with one another data from their respective activities regarding clinical, regulatory, promotion and marketing efforts related to the Technology with the intention of informing and optimizing the clinical and commercial partnership strategy regarding the Technology.”

(b)         Section 3.1 of the Marketing Agreement is hereby amended and restated in its entirety as follows:

“Compensation to NuVasive. As compensation for NuVasive’s promotional and marketing activities with respect to the Technology under this Agreement, Nocimed shall pay to NuVasive a commission (the “Commission”) equal to (a) twenty percent (20%) of aggregate Technology Sales which occur during the period commencing on the Effective Date and continuing until the expiration of the “Restrictive Period” (as defined in that certain Right of First Offer Agreement, dated February 18, 2015, by and between Nocimed and NuVasive (the “ROFO Agreement”)), subject to extension concurrent with any renewal of this Agreement as provided in Section 6.1 and to earlier termination upon any termination of this Agreement in accordance with Section 6.2 (the “Commission Term”); and (b) in addition to the Commission paid during the Commission Term under sub-section (a), twenty percent (20%) of aggregate Technology Sales which occur during the eighteen (18) month period immediately following the termination of this Agreement (the “Tail Period”), and are received from customer, distributor or other arrangements established prior to the termination of this Agreement; provided, however, that in the case that this Agreement terminates before the expiration of the Restrictive Period, then only such portion of the Tail Period that extends beyond and does not overlap concurrently with the Restrictive Period shall apply with respect to payments under this sub-section (b). For clarity, NuVasive shall receive the Commission on all such Technology Sales, regardless of whether such installation or sales result (directly or indirectly) from any promotional or marketing activities of NuVasive.”

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(c)         Section 6.1 of the Marketing Agreement is hereby amended and restated in its entirety as follows:

“Term. The term of this Agreement will commence on the Effective Date and continue until the earlier occurrence of the expiration of the “Restrictive Period” or the consummation of a “Sale Event” (as those terms are defined in that certain ROFO Agreement) (the “Initial Term”), subject to extension as provided in this Section 6.1 and to earlier termination in accordance with Section 6.2 (the “Term”). This Agreement shall automatically renew for successive three year periods (each, a “Renewal Term”) at the end of the Initial Term and each Renewal Term thereafter, unless at least 90 days before the date this Agreement would otherwise expire, either party notifies the other of its intention not to renew this Agreement; provided, however, any such Renewal Term shall terminate upon the consummation of a Sale Event.”

2.       GENERAL.

(a)         This Amendment shall be effective for all purposes as of the Amendment Date. Except as expressly modified herein, the Marketing Agreement shall continue in full force and effect in accordance with its original terms.

(b)         The Marketing Agreement, including as herein amended by and integrated with this Amendment, comprises the sole and exclusive agreement and consent of the parties, and the terms of which shall prevail over and amend or modify any otherwise conflicting term of any other prior or contemporaneous agreement or rights of the parties, regarding the subject matter hereof.

(c)         This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document. Electronic signatures shall be effective as original signatures.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Date.

NOCIMED, INC.		NUVASIVE, INC.

By:	/s/ James C. Peacock III	By:	/s/ Greg Lucier
	Name: James C. Peacock III		Name: Greg Lucier
	Title: Chief Executive Officer		Title: Chief Executive Officer

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